UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 29, 2017 (November 28, 2017)
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NORFOLK SOUTHERN CORPORATION
(Exact name of registrant as specified in its charter)
______________________________________

Virginia	1-8339	52-1188014
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Three Commercial Place		757-629-2680
Norfolk, Virginia 23510-9241		(Registrant's telephone number, including area code)
(Address of principal executive offices)

No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
        (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
        (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company.  [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [  ]

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements for Certain Officers.

On November 28, 2017, the Board of Directors approved an amendment to the Norfolk Southern Corporation Long-Term Incentive Plan (the “Plan”). A description of the material terms of the Plan was included in Norfolk Southern Corporation’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on March 25, 2015.

The Plan amendment revised the definition of “Restriction Period” to change the minimum restriction period for restricted shares and restricted stock units from three years to ratable restriction periods over three years, so that the restriction period for an award of restricted stock or restricted stock units to an officer or employee will not expire more quickly than one-third of the award during each year of a three-year period. The amendment further provides that the Compensation Committee may make awards to officers and employees of up to 25,000 restricted shares or restricted stock units, in the aggregate, in a calendar year with a minimum restriction period of twelve months.

The foregoing description of the amendment to the Plan does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the restated Plan. A copy of the restated Plan incorporating the amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is filed as part of this Current Report on Form 8-K:

Exhibit Number	Description
10.1	Norfolk Southern Corporation Long-Term Incentive Plan

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SIGNATURES
NORFOLK SOUTHERN CORPORATION
(Registrant)

/s/ Denise W. Hutson
Name:  Denise W. Hutson
Title:    Corporate Secretary
Date:  November 29, 2017